Exhibit 10.23

Name:		[	—]
Number of Shares of Stock subject to Option:		[	—]
Price Per Share:	$	[	—]
Date of Grant:		[	—]

INVENTIV GROUP HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

THIS STOCK OPTION AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS STOCK OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT.

INVENTIV GROUP HOLDINGS, INC. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR STOCK OPTION AND ITS TAX CONSEQUENCES.

NON-STATUTORY STOCK OPTION AGREEMENT

This agreement (this “Agreement”) evidences a stock option granted by inVentiv Group Holdings, Inc. (f/k/a Papillon Holdings, Inc.) (the “Company”) to the undersigned (the “Optionee”) pursuant to and subject to the terms of the inVentiv Group Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.

1. Grant of Stock Option. The Company grants to the Optionee on the date of grant set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, the number of shares of Stock of the Company set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option consists of three portions, subject to different vesting and exercise provisions as follows:

(a) as to [—] Shares of Stock subject hereto, this Stock Option shall be eligible to vest, if at all, on the basis of the time-vesting criteria set forth on Schedule A attached hereto (the “Time-Based Option”);

(b) as to [—] Shares of Stock subject hereto, this Stock Option shall be eligible to vest, if at all, on the basis of the multiple of money performance-vesting criteria set forth on Schedule B attached hereto (the “MoM Option”); and

(c) as to [—] Shares of Stock subject hereto, this Stock Option shall be eligible to vest, if at all, on the basis of the EBITDA performance-vesting criteria set forth on Schedule C attached hereto (the “EBITDA Option”).

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not to be treated as a stock option described in subsection (b) of Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s Employment by the Company and its qualifying subsidiaries.

2. Meaning of Certain Terms. Except as otherwise defined herein (including, for the avoidance of doubt, in the Schedules attached hereto, which are incorporated herein and are a part hereof), all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:

(a)	“Beneficiary” means the death beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator.

(b)	“Change of Control” means any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, (i) any Person (or group of Persons acting in concert) other than the Investors will have the direct or indirect power to elect a majority of the members of the Board or (ii) the Investors shall own less than 25% of the Equivalent Shares.

(c)	“Closing Date” means August 4, 2010.

(d)	“Equivalent Shares” means, at any date of determination, (i) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding options, warrants or convertible securities, the maximum number of shares of Stock for which or into which such options, warrants or convertible securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

(e)	“Option Holder” means the Optionee or, if as of the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary who holds the Stock Option pursuant to the terms of this Agreement.

3. Vesting; Method of Exercise; Treatment of the Stock Option Upon Cessation of Employment.

(a)	Generally. As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term

“vested” as applied to any portion of the Stock Option means that such portion is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, relinquished or expired, each of the Time-Based Option, the MoM Option, and the EBITDA Option will vest in accordance with the terms of Schedule A, Schedule B, and Schedule C, respectively, attached hereto.

(b)	Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing, subject to any restrictions provided under the Plan and the Stockholders Agreement and to such additional administrative rules as the Administrator may reasonably prescribe. Each such written exercise election must be received by the Company at its principal office or by such other party as the Administrator may reasonably prescribe and be accompanied by payment in full as provided in the Plan. The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) at the election of the Optionee, by the Administrator’s holding back shares otherwise deliverable upon exercise having a fair market value, as determined by the Administrator, equal to the aggregate exercise price for the portion of the Stock Option being exercised, (iii) by such other means, if any, as may be acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. If the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Stock Option and compliance with applicable securities laws and the terms of the Stockholders Agreement. The latest date on which the Stock Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Final Exercise Date”) and if not exercised by such date, or earlier forfeited or otherwise terminated, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)	Treatment of the Stock Option Upon Cessation of Employment. If the Optionee’s Employment ceases, the Stock Option to the extent not already vested will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as follows:

(i) Subject to clauses (ii), (iii), (iv) and (v) below, the Stock Option to the extent vested immediately prior to the cessation of the Optionee’s Employment will remain outstanding and exercisable until the earlier of (A) the date that is thirty (30) days following the date of such cessation of Employment, and (B) the Final Exercise Date, and except to the extent previously exercised will thereupon immediately terminate.

(ii) Subject to clauses (iv) and (v) below, if the Optionee’s Employment terminates by reason of the Optionee’s death or Disability, the Stock Option, to the extent it is then vested, will remain outstanding and exercisable until the earlier of (A) the first (1st) anniversary of the date of termination, and (B) the Final Exercise Date, and then, except to the extent previously exercised, will thereupon immediately terminate.

(iii) Subject to clauses (iv) and (v) below, if the Optionee’s Employment terminates by reason of an involuntary termination by the Company and its subsidiaries other than for Cause, the Stock Option, to the extent it is then vested, will remain outstanding and exercisable until the earlier of (A) the date that is ninety (90) days after the date of termination and (B) the Final Exercise Date, and then, except to the extent previously exercised, will thereupon immediately terminate.

(iv) If the Optionee’s Employment is terminated by the Company and its subsidiaries for Cause, or if the Optionee voluntarily terminates his or her Employment and, at the time of such termination, there exist circumstances that would have entitled the Company and its subsidiaries to terminate the Optionee’s Employment for Cause, the Stock Option (whether or not vested) will immediately terminate and be forfeited upon such termination.

(v) The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Stock Option at any time if the Optionee breaches any agreement with the Company or its subsidiaries with respect to non-competition, non-solicitation, or non-hire.

4. Share Restrictions, Etc. Not later than upon the execution of this Agreement and as a condition to the effectiveness of this Stock Option, the Optionee shall execute and deliver a counterpart signature page to, and become a party to, the Stockholders Agreement as a “Manager” thereunder. The Optionee’s rights hereunder (including with respect to shares received upon exercise) are subject to the additional restrictions and other provisions contained in the Stockholders Agreement.

5. Legends, Etc. Shares issued upon exercise of the Stock Option or otherwise delivered in satisfaction of the Stock Option will bear such legends as may be required or provided for under the terms of the Stockholders Agreement.

6. Transfer of Stock Option. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

7. Withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued shares upon exercise, are subject to the Optionee’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld, if any. No shares will be transferred pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local requirements with respect to tax withholdings then due and has committed (and by exercising the Stock Option the Optionee shall be deemed to have committed) to pay in cash all tax withholdings required at any later time in respect of the transfer of such shares, or has made other arrangements satisfactory to the Administrator with respect to such taxes. The Administrator shall, if requested by the Optionee in the event of an exercise of this Stock Option following Optionee’s termination of Employment (i) by the Company and its subsidiaries without Cause, or (ii) if the Optionee is a party to a severance or similar agreement with the Company or its subsidiaries that entitles the Optionee to severance benefits upon a termination by the Optionee for “good reason” as defined in such agreement, by the Optionee for “good reason” as defined in such agreement, or (iii) due to death or Disability, hold back shares from the Stock Option (but not in excess of the applicable minimum statutory withholding rate). The Optionee also authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee of any liability for satisfying his or her obligations under the preceding provisions of this Section.

8. Effect on Employment. Neither the grant of the Stock Option, nor the issuance of shares upon exercise of the Stock Option, will give the Optionee any right to continued Employment with the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

9. Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

By acceptance of the Stock Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement and to be subject to the terms of the Plan. For the avoidance of doubt, the provisions of this Agreement and the Plan shall apply to the Stock Option, including without limitation the vesting (if any) of the Stock Option, notwithstanding any provision relating to the vesting or other treatment of equity-based awards of the Company or its Affiliates contained in any other agreement between the Optionee and the Company or any Affiliate. The Optionee further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

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Executed as of the              day of August, 2010.

Company:	INVENTIV GROUP HOLDINGS, INC.

By:
Name:
Title:

Optionee:
Name:
Address:

[Signature Page to Option Agreement]

Schedule A

Time-Based Option Vesting Schedule

Schedule B

MoM Option Vesting Schedule

Schedule C

EBITDA Option Vesting Schedule